Calculation of Filing Fee Tables
S-8
SOLV Energy, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	7,500,000	$ 25.00	$ 187,500,000.00	0.0001381	$ 25,893.75
Total Offering Amounts:						$ 187,500,000.00		$ 25,893.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 25,893.75
Offering Note
[1]	Shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock"), of SOLV Energy, Inc. (the "Registrant") authorized for issuance under the SOLV Energy, Inc. 2026 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall cover any additional shares of Class A Common Stock as may issuable under the SOLV Energy, Inc. 2026 Equity Incentive Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions. Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of $25.00 per share, which is the high-point of the estimated price range per share of Class A Common Stock for the Registrant's initial public offering of Class A Common Stock pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-292778).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A